Exhibit 10.5

                          STRATEGIC ALLIANCE AGREEMENT

This Strategic Alliance Agreement is made and entered into this 7th day of May 2001 by and between BSI2000, Inc. ("BSI'), a Colorado corporation with offices located at 12600 West Colfax Avenue, Suite B410 Lakewood, Colorado 80215 USA and L.C. Sistemia ("SISTEMIA"), an Italian company with offices located at 00188 - Roma via della Giustiniana, 630 Italia.

WHEREAS, BSI designs, builds, and markets proprietary and patent pending systems for various applications that use optical cards and wishes to team, on an exclusive basis, with SISTEMIA for the joint purpose of introducing and marketing and selling its software/hardware integrated optical card processing systems (hereinafter "BOX" or "BOXes") into Italy;

WHEREAS, SISTEMIA is a systems engineering, integration, and project management company that wishes to team, on an exclusive basis, with BSI for the joint purpose of introducing and marketing and selling the BSI BOXes into Italy.

THEREFORE, in consideration of the mutual covenants hereinafter set forth, BSI and SISTEMIA hereto agree as follows:

1. Strategic Alliance. The parties hereto agree to work together in good faith, on a bilateral exclusive and best efforts basis, to develop and market, as quickly as practical, the BOXes, developed by BSI, and possibly modified by BSI and/or SISTEMIA, into Italy

2. Specific Exclusive Market. The parties hereto agree that SISTEMIA, and only SISTEMIA, will have the exclusive right to market and sell any of the products of BSI, original or modified, into Italy. BSI agrees that it will not, during the term of this Strategic Alliance Agreement, design, market, or sell, either solely or in partnership or cooperation with any third-party, any optical card based products including BOXes into Italy without the express written preauthorization of SISTEMIA. SISTEMIA agrees that it will not, during the term of this Strategic Alliance Agreement, design, market, or sell, either solely or in partnership or cooperation with any third-party, any products that perform essentially similar functions as the BOXes into Italy without the express written preauthorization of BSI and that any products that perform essentially similar functions as the BOXes sold into Italy will only be obtained through BSI.


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3.    Responsibilities of BSI. BSI agrees that it will use its best efforts to:
      Work closely with SISTEMIA to understand the requirements of customers in Italy in order to develop and provide, in a timely manner, manufactured BOXes or variants that SISTEMIA can sell; Assist SISTEMIA, at its request, in preparing marketing and training materials relative to optical cards; and Support SISTEMLA. in any way practical to further the goal of selling BOXes into Italy; and Modify its BOXes to meet the specific needs of the market in Italy

4. Responsibilities of SISTEMIA. SISTEMIA agrees that it will use its best efforts to: Work closely with BSI to educate BSI about the requirements of customers in Italy; Keep BSI informed about its general activities in marketing and selling BOXes into Italy; Actively market and sell the BSI BOXes into Italy; and to Propose to act as Prime Contractor to the Italian government and others for such sales of BOXes.

5. Ownership of Technology. The parties hereto agree that ownership of all associated technology, already developed or to be developed, will not change as a result of this Strategic Alliance Agreement. The parties hereto agree that BSI will retain all rights and ownership of all software and hardware technology and all patents, that it has already developed or will develop, including the PC software development environment and the realtime runtime software component of the BOXes, that is contained within or used by the BOXes. Any application specific software developed by SISTEMIA to operate within the BOXes of BSI shall remain the sole property of SISTEMIA.

6. Term of Agreement. This Strategic Alliance Agreement shall become effective on the date hereinabove first shown and the term of the Strategic Alliance Agreement shall be for ten (10) years after the effective date of the Strategic Alliance Agreement unless mutually extended, in writing, by the parties hereto or canceled as allowed in paragraph 9 titled Termination of Agreement.

7. Confidential Information. The parties hereto acknowledge that certain business or technical information that may be disclosed by either party hereto to the other represents valuable, proprietary, and trade secret information that is the property of the disclosing party. Such information includes, but is not limited to, unpublished product specification and related technical data such as drawings, data, source computer programs, software, and other items; customer lists; marketing plans; the internal organization, business relationships and other affairs of the disclosing party; and other items (hereinafter "Proprietary Information"). The parties hereto agree, that during the course of this Strategic Alliance Agreement, and at all times thereafter, as specified herein, to keep all Proprietary Information confidential which disclosing parties indicate, in writing, at the time of disclosure, to be proprietary, and to not disclose Proprietary Information to any third party without the express written approval of the disclosing party other than to those employees or agents that must have access to Proprietary Information in order to effectively perform the obligations under the Strategic Alliance Agreement. The parties hereto each agree to take the same steps that they each utilize to protect their own


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      similar proprietary information, but in any event not less than reasonable means, to protect all Proprietary Information received hereunder. The obligations of the parties hereto that receive Proprietary Information, as set forth above, shall not apply to any disclosed information that appears in any printed or recorded public publication or that ceases to be proprietary other than by disclosure by any party hereto; or that can be shown, by documentary evidence, to have been in the possession of a receiving party, prior to receipt hereunder; or that is available or becomes available, without restriction to the receiving party, from a source independent of the disclosing party; or that is agreed to be unrestricted by the disclosing party in writing; or that is developed independently by the receiving party; or that is required to be disclosed by the recipient party by a government agency of law, so long as the recipient party provides the disclosing party with written notice of the required disclosure promptly upon receipt of notice of the required disclosure; or that is not received by the receiving party, in tangible form and conspicuously marked "proprietary", "confidential" or some such similar designation. The obligations of the receiving party with regard to Proprietary Information shall survive the termination or expiration of this Strategic Alliance Agreement for a period of three (3) years.

8. Pricing. The parties hereto agree that pricing of the hardware component of BOXes from BSI to SISTEMIA will be negotiated between the parties on a case by case basis. The parties hereto also agree that the fee for use of the PC software development environment and the realtime runtime software component of the BOXes will be a royalty on all card sales into Italy and that these royalties will be paid through LaserCard Systems Corporation of Mountainview, California.

9. Termination of Agreement. This Strategic Alliance Agreement, other than as limited by the above paragraph 7 titled Confidential Information, shall automatically terminate upon the happening of any one of the following events: (a) A party hereto ceases to actively carry on business; (b) A party hereto fails to remedy a default of any of the terms, covenants or conditions, contained in this Strategic Alliance Agreement, within thirty
      (30) days after being requested, in writing by the other party hereto, to do so; or (c) A party hereto becomes insolvent, exercises an assignment for the benefit of creditors, goes into liquidation, or has a trustee appointed for the benefit of creditors. The parties hereto agree that BSI has the right to terminate the Strategic Alliance Agreement if sales to third-parties in Italy through SISTEMIA are less than $ , $ , $ , and $ in the years 2002, 2003, 2004, and 2005 respectively. In the event of termination of. this Strategic Alliance Agreement, for any reason, each party hereto shall return all materials to the other party hereto within 10 days of such termination.

10.   Miscellaneous.

      (a) Enforceability. Should any provision of this Strategic Alliance Agreement be held by a court of law to be illegal, invalid, or unenforceable, then the legality, validity, and enforceability of the remaining provisions of this Strategic Alliance Agreement shall not be affected or impaired


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            thereby.

      (b) Waiver. The failure of any party hereto to enforce any of the terms and conditions of this Strategic Alliance Agreement shall not constitute a waiver of that party's right hereunder to enforce each and every term and condition of this Strategic Affiance Agreement or upon reasonable notice to require correction of a default previously waived.

      (c) Governing Laws. This Strategic Alliance Agreement shall be deemed to have been entered into and shall be interpreted and governed by the laws of the State of Colorado.

      (d) Headings. The headings used in this Strategic Alliance Agreement are for organizational purposes only and are not to be used in the interpretation of this Strategic Alliance Agreement.

      (e) Total Agreement. This Strategic Alliance Agreement sets forth the entire agreement of the parties hereto with respect to its subject matter and supersedes all prior agreements, commitments, or representations of any kind, oral or written, and may only be amended or modified, in writing, by mutual consent of duly authorized representatives of all of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Strategic Alliance Agreement in two originals as of the day and year first above written.

BSI2000, Inc.

/s/ Jack Harper
-------------------------------
Jack Harper, President


L. C. Sistemia

/s/Dott. Luigi Mezzanotte
-------------------------------
Dott. Luigi Mezzanotte, CEO


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                    ADDENDUM TO STRATEGIC ALLIANCE AGREEMENT

The Strategic Alliance Agreement, signed 7"' of May 2001, by and between BSI2000. Inc. ("BSI"), Colorado corporation with offices located at 12600 West Colfax Avenue, Suite B410 Lakewood, Colorado 80215 USA and L. C. Sistemia ("SISTEMIA"), an Italian company with offices located at 00188 - Roma via della Giustiniana, 630 Italia, is hereby amended, as agreed by BSI and SISTEMIA on 8th of May 2001, as follows:

      1. Paragraph 9 of the Strategic Alliance Agreement, titled "Termination of Agreement", is amended so that the second sentence now reads "The parties hereto agree that BSI and Sistemia have the right to terminate the Strategic Alliance Agreement if sales to third-parties in Italy through SISTEMIA are less than $ and $ in the years 2002 and 2003 respectively or less than $ per year in 2004 and beyond."

      2. The parties agree that BSI will sell BOXes to SISTEMIA for the Italian market on a cost plus basis ; and that SISTEMIA may request that BSI modify the designs and/or utilizations of the systems without cost to SISTEMIA.

      3. BSI agrees that it will design and construct, to the best of its abilities, application software for the BOXes as requested by SISTEMIA for the Italian markets and that this software will be localized in language and nomenclature for Italy. The parties agree that title and ownership of such software will remain with BSI.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Strategic Alliance Agreement in two originals as of the day and year first above written.

BSI2000, Inc.

/s/ Jack Harper
------------------------------------------
Jack Harper, President


L. C. Sistemia

/s/ Dott. Luigi Mezzanotte
------------------------------------------
Dott. Luigi Mezzanotte, Managing Director


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